UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

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☒	Definitive Information Statement

THE BANKER’S STORE, INC.

(Name of Registrant as Specified In Its Charter)

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Important Notice Regarding the Availability of Informational Materials for the Annual
Meeting of Shareholders To Be Held on Thursday, September 25, 2008

This communication presents only an overview of the more complete informational materials that are available to you on the Internet. We encourage you to access and review all of the important information regarding the shareholder meeting. This notice also serves as the formal notice of the annual meeting of shareholders.

These materials are available from the Internet at www.bankersstore.com/annualmeeting.html

If you want to receive a paper or e-mail copy of these documents, you must specifically request one. There is no charge to you for requesting a copy.  You must make your request on or before September 15, 2008, in order that your request can be delivered on a timely basis. See the instructions below to request materials to be mailed or emailed.

Annual meeting date, time, location and record date

The annual meeting will be held at 4 p.m. Thursday, September 25, 2008, at the headquarters of The Banker’s Store, Inc., at 1535 Memphis Junction Rd., Bowling Green, Kentucky, 42101. Shareholders of record on August 22, 2008 will be entitled to vote at the annual meeting and to receive notice of the annual meeting.

Informational materials available from the Web site

The following materials can be read or downloaded from www.bankersstore.com/annualmeeting.html:

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This notice of the annual meeting and notice of availability of annual meeting materials

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An Information Statement regarding the annual meeting

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Annual report on Form 10-KSB (including an amendment)

Matters to be acted upon at the meeting

The matters to be acted upon at the meeting are described more fully in the Information Statement.  In summary, here are the matters to be considered at the annual meeting and our recommendations:

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Electing Allison Belcher, Joan Jolitz, Stephen K. Wilson, Diane Uryasz, and Cynthia A. Hayden as directors. The Board of Directors recommends that shareholders vote in favor of all nominees.

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Ratifying the appointment of Marmann and Associates, PC, as independent public accountants for the fiscal year ending May 31, 2009. The Board recommends shareholder approval.

You may attend the meeting and vote in person.  Please call the toll-free number for directions to the meeting, and for assistance on how to vote in person. We are not soliciting proxies for voting at the annual meeting.

To request mail or email delivery of informational materials

•

Call the company at (800) 726-0337, email annualmeeting@bankersstore.com or visit www.bankersstore.com/annualmeeting.html

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Let us know your preference for mailed or emailed copies

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Verify your mailing address or supply an email address

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Choose whether you would like materials mailed or emailed to you only for this meeting, or for all future meetings.

September 8, 2008

THE BANKER’S STORE, INC.

1535 MEMPHIS JUNCTION ROAD
BOWLING GREEN, KENTUCKY 42101

___________________________

INFORMATION STATEMENT

____________________________

GENERAL INFORMATION

Time and Place of Annual Meeting

The annual meeting will be held on Thursday, September 25, 2008 at 4 p.m., Central Time, at 1535 Memphis Junction Road, Bowling Green, Kentucky 42101.

Record Date

Record holders of Common Stock of the Company, as shown on our stock register on August 25, 2008, may vote at the meeting. As of that date, the Company had 26,954,781 shares of Common Stock issued and outstanding.

First Mailing Date of Notice of Availability of Information Statement and Posting of Information Statement on the Company’s Website

This Information Statement, the Notice Regarding Availability of Informational Materials, and the Company’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2008, (“Annual Meeting Materials”) are being posted on the Company’s website at www.bankersstore.com/annualmeeting beginning on or about September 9, 2008. In addition, the Notice of Availability of Informational Materials is being mailed to shareholders on or about September 9, 2008.

Requests for Copies of the Information Statement

The Company is not requesting or soliciting proxies for use at the meeting. The Company will provide an e-mail or a “paper” copy of the Information Statement and other Annual Meeting Materials to any shareholder who requests a copy. Shareholders may request a copy of the Information Statement and other Annual Meeting Materials for this meeting as well as for all future shareholder meetings by calling (800)726-0337 or sending an e-mail to annualmeeting@bankersstore.com.

Information About Voting

You may vote in person at the meeting and you are entitled to one vote for each share of Common Stock of record held by you. However, we are not requesting or soliciting any proxies for voting at the meeting.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.

Votes Needed

Nominees for director receiving the highest number of votes cast will be elected to fill the seats on the Board. Ratification of the appointment of Marmann & Associates PC requires the favorable vote of a majority of the votes cast. Paul D. Clark and Roberta W. Clark beneficially own approximately 49.5% of the Company’s outstanding shares and have indicated that they will vote for the election of all nominees for director and in favor of all proposals. Accordingly, the election of the nominees and the approval of the proposals are assured.

CORPORATE GOVERNANCE

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees the management of the Company on your behalf. The Board reviews the Company's long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage the Company's business day to day, and evaluating his performance. The Board has established a Board consisting of five directors for the upcoming fiscal year.

The Company’s Common Stock is not traded on a national securities exchange or an inter-dealer quotation system that has requirements related to director independence or composition of certain board committees. Currently, the Company’s Common Stock is traded on the over-the-counter bulletin board (OTCBB).

The Board held four meetings during the fiscal year ended May 31, 2008. Each director attended 100% of the Board meetings held during the fiscal year ended May 31, 2008. In addition, each director of the Company attended the Company’s previous annual meeting of shareholders held on January 7, 2008. The Company expects each of its directors to attend each future annual meeting of shareholders absent a significant personal or business conflict.

Director Independence

Four of the Company’s directors would be considered "independent" as defined by federal securities laws and NASDAQ listing standards. Although the Company does not have a definite plan, the Company may expand its Board of Directors in the future to include additional independent directors.

Board Committees

The Board has commissioned at meetings convened since the fiscal year ended May 31, 2008, though not populated, as yet, separate audit, nominating, governance and compensation committees.

Code of Ethics

The Company has not yet adopted a Code of Ethics, but expects to adopt a code of ethics during the upcoming fiscal year.

Nomination Process

Directors are elected each year by shareholders at the annual meeting. Currently, the Board of Directors leads the search for individuals qualified to become members of the Board and selects director nominees to be presented for approval at the annual meeting of shareholders.

The Board selects nominees who have personal and professional integrity, who have demonstrated business ability and judgment and who are effective, in conjunction with the other nominees and members of the Board, in collectively serving the interests of shareholders.

Shareholders may propose nominees for election as directors. The Board will evaluate director nominee candidates based on the same criteria regardless of whether they are recommended by Committee members or by a shareholder. Shareholders should submit the following information ("Nomination Information") in writing to the Company at 1535 Memphis Junction Road, Bowling Green, Kentucky 42101: (a) the shareholder's name and address; (b) number of shares of the Company's stock held by the shareholder; and (c) the following Nomination Information with respect to the nominee: (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) number of shares of the Company's stock held by the nominee; and (iv) the reason the shareholder believes the nominee is qualified to serve as a director. Upon request, the shareholder must submit additional information reasonably requested by the Board, including information that would be required to be disclosed about a director nominee pursuant to federal proxy disclosure requirements. If a shareholder wishes to submit a name for consideration by the Board for director nomination at the next annual meeting of shareholders, the Nomination Information must be received by the Company no later than August 11, 2009.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Board is nominating for election each of the following persons: Allison Belcher, Joan Jolitz, Diane Uryasz, Stephen K. Wilson, and Cynthia A. Hayden. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

Allison Belcher, Joan Jolitz, Diane Uryasz and Stephen K. Wilson are considered as "independent" within the meaning of federal securities laws and NASDAQ listing standards. Information on each of our nominees is given below.

The Board Recommends You Vote FOR Each of the Following Nominees:

Joan Jolitz Age 63 Director since May 14, 2008

Ms. Jolitz was the President of Chesscom Consultants, Inc. from January 2001 until August 2008, which was primarily involved in management of investment holdings. Prior to this time, Ms. Jolitz worked for Estee Lauder from 1986 until 2001

Allison K Belcher Age Director since June 2008

Ms. Belcher is an attorney whose experience includes, Assistant Attorney General, Office of the Attorney General, State of Florida, an Associate at The Divorce Center, P.A. which specializes in family law and criminal law, an Associate at Reynolds, Stowell, Parrino, P.A. of St. Petersburg, Florida, specializing in litigation and counsel to insurance companies, corporate and personal injury, and Assistant Public Defender, Office of the Public Defender for the 6th Judicial Circuit, State of Florida, Clearwater, Florida, specializing in criminal misdemeanor and felony.

Diane Uryasz Age 68 Director since May 14, 2008	Unavailable
Cynthia A. Hayden Age 38 Director since 2006

Ms. Hayden became a director of the Company on October 9, 2006. She also became the President of the Company on July 1, 2008, and also acts as the Company’s Secretary. Ms. Hayden also serves as Managing Director of BG Office Equipment. Ms. Hayden joined the Company in 1998 and served in and implemented various positions and procedures including the inventory system, shipping/receiving, accounting, software and establishment of the office furnishings/design division of the Company. Currently, she serves in the accounting department and handles shareholder relations.

Steve Wilson Age 61 Director since August 26, 2008

Mr. Wilson, has an effective sales and management record, backed by educational qualifications, technical knowledge, and a broad experience with a wide range of products and services. Currently, Mr. Wilson is the President and Co-Owner of Blueworx Technology Innovations, LLC, a international research & development, and manufacturing company for new technology energy-efficient high torque electric motors and environmental systems adaptations. Prior to his current position, Mr. Wilson was a Director and Development Consultant and Sales Manager for United American Financial Corporation/First American Financial Corporation, a bank holding and diversified financial services company located in Missouri, Kentucky, Tennessee, Indiana, and Ohio.

Directors, Executive Officers and Principal Shareholders

The following table sets forth the share ownership of directors, executive officers and shareholders known by the Company to own any percentage of its outstanding Common Stock as of August 31, 2008.

		Common Stock Beneficially Owned (1)
Name	Position	Amount	Percentage

Paul D. Clark & Roberta Clark	Principal Shareholder	13,346,810	49.5%

Cynthia A. Hayden	President, Director	329,570	1.2%

Principal Shareholder		13,346,810	49.5%

Executive Officers, Directors as of 08/31/2008 serving as a group		329,570	1.2%

———————

1.

All officers, directors and principal stockholders have sole investment and voting power unless otherwise indicated.

EXECUTIVE COMPENSATION

Set forth below is the Company’s Summary Compensation Table.  Only two executive officers are included in the Summary Compensation Table because they received total compensation from Company during the past fiscal year in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Fiscal Year(2)	Salary(3)	Option Awards(4)	Total
Vincent C. Buckman President and CEO	2008 2007	$120,000 $70,154	$0 $6,303	$120,000 $76,457
Samuel J. Stone CFO	2008 2007	$102,000 $60,808	$0 $5,253	$102,000 $66,061

———————

(1)

Mr. Buckman resigned effective July 1, 2008 and Mr. Stone resigned effective January 31, 2008.   Mr. Stone was paid until May 31, 2008.

(2)

The years shown are the Company’s fiscal years ended May 31, 2008 and 2007.

(3)

Mr. Buckman and Mr. Stone entered into Employment Agreements with the Company on October 9, 2006, which provided for annual salaries of $120,000 and $102,000, respectively.  The amounts shown represent the amount paid to them during the periods beginning October 9, 2006 until May 31, 2007, and June 1, 2007 and ended May 31, 2008, the Company’s fiscal year-end. The Company did not pay or provide perquisites or other personal benefits to any of the named executive officers in an aggregate amount in the fiscal years ended May 31, 2008 or May 31, 2007, of $10,000 or more.

(4)

The amount shown represents the dollar amount recognized for financial statement reporting purposes for the fiscal years ended May 31, 2007, with respect to options for 300,000 shares and 250,000 shares of the Company’s Common Stock granted in October 2006 to Mr. Buckman and Mr. Stone, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Persons(1)	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Vincent C. Buckman	—	300,000	$0.07	10/09/2011

———————

(1)

The options shown are the only equity awards granted to the Company’s named executive officers which were outstanding at the Company’s fiscal year-end, May 31, 2008.

Aggregated Option Exercises in Last Fiscal Year

No options relating to the Company’s Common Stock were exercised during the fiscal year ended May 31, 2008.

Option Grants in Last Fiscal Year

The Company did not grant any options during the fiscal year ended May 31, 2008. Under Employment Agreements entered into Mr. Buckman and Mr. Stone in October 2006, the Company granted options to Mr. Buckman and Mr. Stone to purchase 300,000 shares and 250,000 shares, respectively, of the Company’s Common Stock. The Company also agreed to issue options to Mr. Buckman to purchase an additional 127,728 shares of Common Stock to be issued on October 2007 and 127,727 for October 2008. Options to Mr. Stone to purchase an additional 102,273 shares in October 2007 and 102,272 shares for October 2008 of Common Stock pursuant to the Employment Agreements. Pursuant to 2006 Stock Ownership Incentive Plan. See “Equity Compensation Plan”, a specific time period for options to be exercised upon resignation from the Company exists. As of September 1, 2008 the options granted to Mr. Buckman and Mr. Stone have lapsed unexercised.

Director Compensation

During the 2008 fiscal year, no directors received any compensation for their service on the Board of Directors.

Equity Compensation Plan

The Company’s only equity compensation plan is the 2006 Stock Ownership Incentive Plan (“Plan”). The Plan was approved by shareholders at the Company’s most recent Annual Meeting of Shareholders. The purpose of the Plan is to enhance the ability of the Company to secure and retain the services of qualified employees and non-employee directors and to provide incentives for such employees and non-employee directors to exert maximum efforts for the success of the Company.

Authorized Shares. The number of shares of Common Stock authorized for issuance under the Plan is 950,000 shares. Shares as to which options or other awards under the Plan lapse, expire, terminate, are forfeited or are canceled will again be available for awards under the Plan.

In the event of any change in the corporate structure of the Company affecting the Common Stock, such as a merger, reorganization, consolidation, recapitalization, reclassification, stock split or similar transaction, the Board of Directors or any administering committee appointed by the Board (“Committee”) will substitute or adjust the total number and class of securities which may be issued under the Plan and the number, class and price of shares subject to outstanding awards as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of participants and to preserve the value of outstanding awards.

Eligible Participants. Full-time employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the Plan. Participants will be selected by the Board (or the Committee). As of May 31, 2008, the Company had approximately 15 full-time employees.

Administration of the Plan. The Plan is administered by the Board of Directors or a Committee appointed by the Board to administer the Plan. The Board or the Committee will determine, subject to the terms of Plan, the persons to receive awards, the size, type and frequency of awards, the terms and conditions of each award, and whether any performance goals have been met. The Board of Directors or the Committee will also have the power to accelerate the exercisability of awards, waive restrictions and conditions applicable to awards, and interpret the provisions of the Plan.

Limitations on Awards. The Plan provides for the grant of stock options and restricted stock. No more than 450,000 shares of restricted stock may be awarded under the Plan. In addition, no person may be granted more than 100,000 shares of restricted stock or options for more than 200,000 shares during any calendar year. In the event of any change in the corporate structure of the Company affecting the Common Stock, such as a merger, reorganization, consolidation, recapitalization, reclassification, stock split or similar transaction, the Board of Directors or the Committee will make appropriate and equitable adjustments to the award limitations under the Plan.

No Repricing. Without shareholder approval, neither the Board of Directors nor the Committee will have any authority, with or without the consent of the holders of awards, to “reprice” any awards after the date of initial grant with a lower exercise price in substitution for the original exercise price.

Change in Control. Upon a Change in Control, as defined in the Plan, all outstanding options will become fully vested and immediately exercisable. In addition, any restrictions and other conditions pertaining to restricted stock held by participants will lapse and such shares will become immediately transferable and nonforfeitable, subject to applicable securities law requirements.

Termination of the Plan. The Plan will terminate on the earliest of (a) the 10th anniversary of its effective date; (b) the date when all shares available for issuance under the Plan have been acquired and payment of all benefits in connection with awards under the Plan has been made; or (c) such other date as the Board of Directors may determine.

Employment Agreements

On October 9, 2006 the Company entered into Employment Agreements with Vincent C. Buckman and Samuel J. Stone with regard to their service as President and Chief Executive Officer and Chief Financial Officer, respectively.

Each of the Employment Agreements has a two-year term and is automatically extended for one additional year at the end of the initial term and each extension period, unless one party gives the other party at least 60 days notice prior to the end of the applicable term. Mr. Buckman’s annual base salary is $120,000 and Mr. Stone’s annual base salary is $102,000. Mr. Buckman and Mr. Stone will be considered for bonuses annually by the Board of Directors based on their performance during the preceding year. Bonuses may be paid in cash, stock or a combination thereof, in the discretion of the Board.

Mr. Buckman’s Employment Agreement provided that the Company would grant him options to purchase an aggregate of 545,455 shares of Common Stock at the fair market value on the date of grant as follows: (a) an option to purchase 300,000 shares within 30 days of the date on which his employment commenced in October 2006; (b) an option to purchase 122,728 shares on the first anniversary date of the Employment Agreement (October 2007); and (c) an option to purchase 122,727 shares on the second anniversary date of the Employment Agreement (October 2008).

Mr. Stone’s Employment Agreement provided that the Company would grant him options to purchase an aggregate of 454,545 shares of Common Stock at the fair market value on the date of grant as follows: (a) an option to purchase 250,000 shares within 30 days of the date on which his employment commenced (October 2006); (b) an option to purchase 102,273 shares on the first anniversary date of the Employment Agreement (October 2007); and (c) an option to purchase 102,272 shares on the second anniversary date of the Employment Agreement (October 2008).

All options granted pursuant to the Employment Agreements will have a term of five years and will vest in three equal annual installments, commencing on the first anniversary of the date of grant.

The Employment Agreements may be terminated by the Company on the death or disability of the executive officer, or in the event that such executive officer engages in any act constituting “misconduct” as defined in the Employment Agreement. The Executive Officers may terminate their Employment Agreements if the Company materially breaches any material provision of the Employment Agreement or following a Change in Control (as defined in the Employment Agreement). If the Executive Officer terminates the Employment Agreement for “cause”, the Executive Officer will be entitled to a monthly salary equal to the base salary set forth in the Employment Agreement for a period of 12 months following termination of employment.

Both Employment Agreements provide for reimbursement for reasonable business and travel expenses and reimbursement of $500 per month for housing expenses during the first year. The Executive Officers will be entitled to participate in any other individual or group life insurance, health insurance, qualified pension or profit sharing plan or any other fringe benefit program which the Company may from time to time make available to its executive employees. The Company has also agreed to indemnify the Executive Officers to the full extent permitted by law and to the extent that the Company obtains or maintains directors and officers liability insurance covering any executive officers of the Company, to provide such insurance to the Executive Officers. The Employment Agreements contain provisions relating to non-disclosure of proprietary information and a covenant not to compete with the Company for one year following termination of employment in certain geographic areas. The Employment Agreements also provide that the Executive Officers will not, while employed by the Company and for a period of one year following termination, directly or indirectly solicit or induce any employee of the Company to leave the Company or hire any individual employed by the Company. As of January 27, 2008, Mr. Stone resigned and as of July 1, 2008, Mr. Buckman resigned.

On February 1, 1998, the Company entered into an employment agreement with Paul D. Clark, pursuant to which the Company employed Mr. Clark for successive three-year terms. The agreement provided for an initial base salary of $78,500 per year and the provision of family health insurance, and a $100,000 whole life insurance policy. As of January 1, 2007, this employment agreement was modified to provide for a $12,000 per year base salary. As of May 14, 2008, Mr. Clark resigned.

Related Party Transactions

We have entered into two operating leases with Paul D. Clark, Chairman of the Board. The leases relate to a total of 32,000 square feet of office and warehouse space located in Bowling Green, Kentucky. The leases provide for a monthly rent of $7,920 in the aggregate plus payment of maintenance expenses. One of the leases expires in August 2008 and the other lease expires in September 2008. The Company believes that the terms of these leases are at least as favorable as those which could have been obtained from an unrelated third party.

During the last fiscal year, as well as in prior years, a portion of Mr. Clark’s salary was deferred. In addition, from time to time, Mr. Clark has advanced amounts on behalf of the Company for which the Company has issued Mr. Clark a promissory note. As of May 31, 2008, the Company owed Mr. Clark $142,519 for cash advanced for inventory and $263,100 in deferred compensation. During the year ended May 31, 2008, Mr. Clark was paid $47,106 principal and $14,733 accrued interest as repayment for cash advanced.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements.

Report of the Audit Committee

As of the date of this Proxy Statement, the Company has commissioned though not populated an audit committee. Therefore, the functions of an audit committee are being performed by the Board of Directors of the Company.

In the future, the Company will populate the audit committee. When populated, the audit committee's primary function would be to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance.

The Board of Directors oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Board of Directors reviews the interim financial statements filed quarterly and the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During the fiscal year ended May 31, 2008, due to the size of the Company’s Board, the Board of Directors did not have a financial expert

The Board of Directors reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. In addition, the Board of Directors has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors' independence.

The Board of Directors discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Board of Directors met with the independent auditors, with management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present. In reliance on the reviews and discussions referred to above, the Board of Directors approved the audited financial statements included in the Annual Report on Form 10-KSB for the year ended May 31, 2008 for filing with the Securities and Exchange Commission. The Board of Directors also approved the selection of the Company's independent auditors.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF MARMANN &
ASSOCIATES PC, AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING MAY 31, 2009

The Board is seeking shareholder ratification of its appointment of Marmann & Associates PC, as independent public accountants for the fiscal year ending May 31, 2009. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company's financial reporting. Even if shareholders vote on an advisory basis in favor of the appointment, the Board may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders. An affirmative vote of a majority of votes cast at the meeting is required for ratification. Representatives of Marmann & ssociates PC are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees and Expenses for the Fiscal Year Ended May 31, 2008

During the fiscal year ended May 31, 2008, the Company was billed and paid Marmann & Associates PC for the audit of our annual financial statements and review of our quarterly financial statements the amount of $57,308.

Audit Fees and Expenses for the Fiscal Year Ended May 31, 2007

During the fiscal year ended May 31, 2007, the Company was billed and paid Marmann & Associates PC for the audit of our annual financial statements and review of our quarterly financial statements the amount of $55,521.

Tax Fees

During the fiscal years ended May 31, 2008 and 2007, the Company was billed and paid Marmann & Associates PC $7,250 and $6,400, respectively, for tax preparation work.

Proposals of Shareholders For Next Annual Meeting

In order for a shareholder proposal to be included in the Company's proxy or information statement for presentation at next year's annual meeting, it must be received in writing, by the Secretary of the Company at its principal executive offices, 1535 Memphis Junction Road, Bowling Green, Kentucky 42101, not later than August 11, 2009. For any proposal not submitted for inclusion in the proxy or information statement, but sought to be presented directly at next year's meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal by June 28, 2009 and advises shareholders in the 2009 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to June 28, 2009. If there is a change in the anticipated date of next year's annual meeting (or this deadline) by more than 30 days, we will notify you of this change through our Form 10-Q filings or by any other practicable means.

Shareholders may submit proposed nominees for director to the Board of Directors for consideration. See "Election of Directors – Nomination Process."

Annual Report

The Annual Report on Form 10-KSB for the fiscal year ended May 31, 2008, is also posted on the Company’s website at www.bankersstore.com/annualmeeting. Shareholders who desire to receive an e-mail or “paper” copy of the Annual Report on Form 10-KSB may request a copy by calling: (800) 726-0337 or sending an e-mail to annualmeeting@bankersstore.com.

Shareholder Communication with the Board

Shareholders may communicate directly with the Board. Communications should be sent in writing addressed to the Board of Directors, The Banker’s Store, Inc., 1535 Memphis Junction Road, Bowling Green, Kentucky 42101.

Questions?

If you have questions or need more information about the annual meeting, please contact:

Cynthia A. Hayden, President and Secretary
The Banker’s Store, Inc.
1535 Memphis Junction Road
Bowling Green, KY 42101
(800) 726-0337